UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2014

On Track Innovations Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Israel
(State or Other Jurisdiction of Incorporation)

000-1021604	N/A
(Commission File Number)	(IRS Employer Identification No.)

Z.H.R. Industrial Zone, P.O. Box 32, Rosh-Pina, Israel	12000
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Effective May 13, 2014, the board of directors of On Track Innovations Ltd. (the “Company”) unanimously voted to terminate the Shareholders Rights Agreement, dated as of January 12, 2009, as amended and restated on January 11, 2012 and January 9, 2014, between the Company and Continental Stock Transfer & Trust Company (the “Rights Plan”).

As of May 13, 2014, the date of the termination of the Rights Plan, all rights under the Rights Plan were redeemed.

Dimitrios Angelis, chairman of the board of directors, commented: “The prior senior management of oti and its board of directors adopted a shareholder rights plan, commonly referred to as a ‘poison pill,’ should there arise an initiative to acquire control of the company through the purchase of a significant percentage of its outstanding common shares, as in a ‘hostile takeover.’  The plan was intended to ensure the implementation of the company’s business plan, which includes maximizing the long-term value of its tangible and intangible assets for the benefit of shareholders.

“While the intention of this shareholder rights plan is still the board’s priority, given the tremendous progress the company has made over the course of the last year, we believe it has now arrive at a stage in its development where there is less need for this protection and it would be more beneficial to shareholders to not have such a plan in place.

“Further, we have also adopted a new governance policy that requires that company’s board of directors would seek prior shareholder approval before reestablishing such a shareholder rights plan unless the board determines that it would be in the best interests of our shareholders to adopt a plan without such approval. If a rights plan were adopted without prior shareholder approval, the plan must either be ratified by a shareholder vote or it would expire within 12 months.

“We believe these measures place our shareholders in the best possible position to realize the full value of their stake in oti and influence its destiny, and we believe it will also attract a greater universe of investors looking to participate in our positive outlook for growth and profitability.”

Item 3.03.	Material Modification to Rights of Security Holders.

The description of the termination of the Rights Plan under Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Safe Harbor for Forward-Looking Statements

This filing may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Because such statements deal with future events and are based on oti's current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of oti could differ materially from those described in or implied by the statements in this filing. The forward-looking statements contained in this filing are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in oti's annual report on Form 10-K for the year ended December 31, 2013 and in subsequent filings with the Securities and Exchange Commission. Except as otherwise required by law, oti disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: May 13,2014	By:	/s/ Ofer Tziperman
Name: Ofer Tziperman
Title: Chief Executive Officer